                                    EXHIBIT 2

     IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my seal this 30th day of October, in the year Two Thousand and Six.

                                    /s/ Norman E. Alexander               (L.S.)
                                    --------------------------------------
                                             NORMAN E. ALEXANDER

     SIGNED, SEALED, PUBLISHED and DECLARED BY NORMAN E. ALEXANDER, the testator above named as and for his Last Will and Testament, in our presence and we, at his request and in his presence and in the presence of each other have hereunto subscribed our names as witnesses this 30th day of October, in the year Two Thousand and Six.

  /s/ Nancy Cautillo             residing at 36 Burtis Avenue,
  ------------------------------       Yonkers, NY 10701

  /s/ Neal T. Dorman             residing at 20 Pamela Place,
  ------------------                   Millwood, NY 10546

STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF NEW YORK      )

     Each of the undersigned, individually and severally being duly sworn, deposes and says:

     The within Will was subscribed in our presence and sight at the end thereof by NORMAN E. ALEXANDER, the within Testator, on the 30th day of October, 2006 at
200 Park Avenue, New York, NY 10166.

     Said Testator at the time of making such subscription declared the instrument so subscribed to be his Last Will.

     Each of the undersigned thereupon signed his or her name as a witness at the end of said Will at the request of said Testator and in his presence and sight and in the presence and sight of each other.

     Said Testator was, at the time of so executing said Will over the age of 18 years and, in the respective opinions of the undersigned, of sound mind, memory and understanding and not under any restraint or in any respect incompetent to make a Will.

     The Testator, in the respective opinions of the undersigned, could read, write and converse in the English language and was suffering from no defect of sight, hearing or speech, or from any other physical or mental impairment which would affect his capacity to make a valid Will. The Will was executed as a single, original instrument and was not executed in counterparts.

     Each of the undersigned was acquainted with said Testator at such time and makes this affidavit at his request.

     The within original Will was shown to the undersigned at the time this affidavit was made and was examined by each of them as to the signature of said
Testator and of the undersigned.

     The foregoing instrument was executed by the Testator and witnessed by each of the undersigned affiants under the supervision of Neal T. Dorman, an attorney-at-law admitted to practice in the State of New York.

                                    /s/ Nancy Cautillo
                                    ------------------

                                    /s/ Neal Dorman
                                    ---------------

Severally sworn to before me
this 30th day of October, 2006.

/s/ Ellen Wiese
---------------
 Notary Public